Exhibit 4.2

10% OID PROMISSORY NOTE

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAS BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

Original Issue Date: [_________], 202__	Subscription Amount: $[___________]
Maturity Date: [_________], 202__	Original Issue Discount: $[___________]
Original Interest Discount: 10%	Original Principal Amount: $[___________]

CALIBERCOS INC.

10% OID PROMISSORY NOTE

THIS 10% OID PROMISSORY NOTE (this “Note”) is one of a series of duly authorized and validly issued 10% OID Promissory Notes of CaliberCos Inc., a Delaware corporation (the “Company”), designated as such by the Company (such series of notes, collectively with this Note, the “Notes”).

FOR VALUE RECEIVED, the Company promises to pay to [___________], a [_____________], or its registered assigns (the “Holder”), or shall have paid pursuant to the terms hereunder, the Original Principal Amount of $[________] on [_________], 202__ (the “Maturity Date”), and to pay interest to the Holder on the aggregate then outstanding principal amount of this Note in accordance with the provisions hereof. This Note is subject to the following additional provisions:

1.             Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Note, (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Subscription Agreement and (b) the following terms shall have the following meanings:

“Bankruptcy Event” means any of the following events: (a) the Company commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, or liquidation or similar law of any jurisdiction relating to the Company, (b) there is commenced against the Company any such case or proceeding that is not dismissed within sixty (60) days after commencement, (c) the Company is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) the Company suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within sixty (60) calendar days after such appointment, (e) the Company makes a general assignment for the benefit of creditors, (f) the Company calls a meeting of its creditors with a view to arranging a composition, adjustment, or restructuring of its debts, (g) the Company thereof admits in writing that it is generally unable to pay its debts as they become due, (h) the Company, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Business Day” means any day other than Saturday, Sunday, or other day on which commercial banks in the City of Scottsdale, Arizona are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in the City of Scottsdale, Arizona are generally are open for use by customers on such day.

“Common Stock” means the Class A Common Stock, par value $0.001 per share, of the Company, and/or any other class of securities into which such securities may hereafter be reclassified or changed subsequent to the Original Issue Date.

“Holder” shall have the meaning set forth in the Preamble.

“Indebtedness” means any liabilities of the Company for borrowed money or amounts owed and all guaranties made by the Company of borrowed money or amounts owed by others.

“Interest Payment” means the amount of interest due and payable by the Company to the Holder as of the applicable Interest Payment Date for the quarterly period immediately preceding such Interest Payment Date.

“Interest Payment Date” shall have the meaning set forth in Section 2(a).

“Interest Share Price” shall mean a price per Interest Share equal to the lower of (i) the average closing price of the Common Stock as quoted on the Trading Market for the five (5) Trading Days immediately preceding the Interest Payment Date, or (ii) the closing price of Common Stock as quoted on the Trading Market on the Trading Day immediately prior to the Interest Payment Date; provided, that in no event shall the Interest Price be less than $1.00 per Interest Share.

“Maturity Date” has the meaning set forth in the Preamble.

“Maximum Rate” shall have the meaning set forth in Section 5(l).

“Note” and “Notes” shall have the meanings set forth in the Preamble.

“Original Issue Date” means the date of the first issuance of the Note, regardless of any transfers of any Note and regardless of the number of instruments which may be issued to evidence such Notes.

“Original Principal Amount” of this Note is the amount set forth opposite such term above the Preamble.

“Person” means an individual or corporation, partnership, trust, incorporated or un-incorporated association, joint-venture, limited liability company, joint-stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Subscription Agreement” means the Subscription Agreement, dated as of [__________], 202__, by and among the Company, the original Holder and the other holders of Notes, as amended, modified or supplemented from time to time in accordance with its terms.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means the Nasdaq Capital Market or if the Company is not listed on the Nasdaq Capital Market, then any of the following markets or exchanges on which the Company is listed: the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the NYSE American, OTCQB, or OTCQX (or any successors to any of the foregoing).

2.             Interest.

(a)           Interest, Generally. Interest shall accrue on the outstanding Original Principal Amount of this Note at an annual rate of twelve percent (12%). Interest due shall be payable quarterly (the date of each such interest payment, an “Interest Payment Date”), at the option of the Company, (A) in cash or (B) by the issuance to the Holder of shares of Common Stock (the “Interest Shares”). Such interest shall be calculated on the basis of a 360-day year, consisting of twelve 30 calendar day periods, and shall accrue daily commencing on the Original Issue Date until payment in full of the outstanding principal, together with all accrued and unpaid interest, liquidated damages and other amounts which may become due hereunder, has been made. Interest hereunder will be paid or delivered to the Person in whose name this Note is registered on the records of the Company regarding registration and transfers of this Note.

(b)           Interest Share Price. If the Company elects to pay interest on this Note by the delivery of Interest Shares as contemplated by Section 2(a), the Company shall deliver to the Holder, effective as of the Interest Payment Date, a number of Interest Shares equal to the applicable Interest Payment divided by the Interest Price.

(c)           Holder’s Exercise Limitations. The Company shall not make any payment of interest by Interest Shares, and a Holder shall not have the right to have interest paid in Interest Shares, to the extent that after giving effect to such issuance, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of this Section 2(c), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act, the Holder is solely responsible for such beneficial ownership calculation and any schedules required to be filed in accordance therewith, and the Company shall not have any obligation to verify or confirm the accuracy of such determination. The “Beneficial Ownership Limitation” shall be 4.99% (or, upon election by a Holder in compliance with this Section 2(c) prior to the issuance of any Notes, 9.99%) of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Note. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(c).

  3.           Optional Prepayment. The Company shall have the option to prepay this Note with no penalties at any time after the Original Issue Date and prior to the Maturity Date in an amount equal to the sum of: (A) the Original Principal Amount of this Note plus (B) accrued and unpaid interest thereon as provided herein (including, for the avoidance of doubt, through the payment of cash or issuance of Interest Shares) plus (C) all other amounts, costs, and expenses then due in respect of this Note.

4.             Events of Default. “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree, or order of any court, or any order, rule, or regulation of any administrative or governmental body):

(a)           any default in the payment of: (i) the Original Principal Amount of any Note, or (ii) interest and other amounts owing to a Holder on any Note, as and when the same shall become due and payable, which default, solely in the case of an interest payment or other default under clause (ii) above, is not cured within five (5) Trading Days;

(b)           the Company shall fail to observe or perform any other covenant or agreement contained in the Notes which failure is not cured, if possible to cure, within the earlier to occur of (i) five (5) Trading Days after notice of such failure sent by the Holder or by any other Holder to the Company and (ii) seven (7) Trading Days after the Company has become or should have become aware of such failure; or

(c)           the Company shall be subject to a Bankruptcy Event.

5.             Miscellaneous.

(a)           Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder shall be in writing and delivered personally, by email attachment, or sent by a nationally recognized overnight courier service, addressed to the Company, at the address provided by the Company, or such other, email address, or address as the Company may specify for such purposes by notice to the Holder delivered in accordance with this Section 5(a). Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, by email attachment, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number, email address, or address of the Holder appearing on the books of the Company, or if no such facsimile number or email attachment or address appears on the books of the Company, at the principal place of business of such Holder, as provided by such Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of: (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment to the email address set forth on the signature pages attached hereto prior to 5:30 p.m. (Pacific time) on any date, (ii) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment to the email address set forth on the signature pages attached hereto on a day that is not a Business Day or later than 5:30 p.m. (Pacific time) on any Business Day, (iii) the second (2nd) Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, and (iv) upon actual receipt by the party to whom such notice is required to be given.

(b)           Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and accrued interest, as applicable, on this Note at the time, place, and rate, and in the coin, currency or form, herein prescribed. This Note is a direct debt obligation of the Company. This Note ranks pari passu with all other Notes now or hereafter issued under the terms set forth herein.

(c)           Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen, or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen, or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen, or destroyed, but only upon receipt of evidence of such loss, theft, or destruction of such Note, and of the ownership hereof, reasonably satisfactory to the Company.

(d)           Reliance on Note Register. Prior to due presentment for transfer to the Company of this Note, the Company and any agent of the Company may treat the Person in whose name this Note is duly registered on the note register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

(e)           Governing Law. All questions concerning the construction, validity, enforcement, and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement, and defense of the transactions (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees, or agents) shall be commenced exclusively in the state and federal courts sitting in Delaware (the “Delaware Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Delaware Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such Delaware Courts, or such Delaware Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action, or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Note, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred in the investigation, preparation, and prosecution of such action or proceeding.

(f)           Severability. If any provision of this Note is invalid, illegal, or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances.

(g)           Remedies, Characterizations, Other Obligations, Breaches, and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is reasonably requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note.

(h)           Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(i)           Headings. The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

(j)           Amendments; Waiver. No provision of this Note may be waived, modified, supplemented, or amended except in a written instrument signed by the Company and the Holders holding at least a majority in principal amount of the Notes then outstanding. Any such amendment, waiver or modification in accordance with this Section 5(j) shall be binding on all Notes. No waiver of any default with respect to any provision, condition, or requirement of this Note shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition, or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

(k)           Equal Treatment of Holder. No consideration (including any modification of this Note) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision hereof. Further, the Company shall not make any payment of principal or interest on the Notes in amounts which are disproportionate to the respective principal amounts outstanding on the Notes at any applicable time. For clarification purposes, this provision constitutes a separate right granted to each Holder by the Company and negotiated separately by each Holder and is intended for the Company to treat the Holders as a class and shall not in any way be construed as the Holders acting in concert or as a group with respect to the purchase or disposition of the Notes or otherwise.

(l)            Usury. It is expressly agreed and provided that the total liability of the Company under the Notes for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Notes from the effective date thereof forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to any Holder with respect to indebtedness evidenced by the Notes, such excess shall be applied by such Holder to the unpaid principal amount of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at such Holder’s election.

(Signature Page Follows)

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

CALIBERCOS INC.

By:
	Name:	John C. Loeffler, II
	Title:	Chief Executive Officer

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